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                            NEW ENGLAND ZENITH FUND

             Amendment No. 2 to Agreement and Declaration of Trust

       The undersigned, being at least a majority of the Trustees of New England Zenith Fund ("Trust") hereby consent to and adopt the following amendment to the Trust's Agreement and Declaration of Trust (as amended through Amendment No. 1 thereto, the Declaration of Trust), a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts:

       The undersigned Trustees having determined it to be fair and equitable treatment of all shareholders of the Trust, the first sentence of Section 6 of
Article III of the Agreement and Declaration of Trust is hereby amended to read in its entirety as follows:

       Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or
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       to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated: (1) the "Money Market Series," (2) the "Bond Income Series," (3) the "Capital Growth Series," (4) the "Stock Index Series," (5) the "Managed Series,"
       (6) the "Value Growth Series" and (7) the "Avanti Growth Series."

       The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.

       IN WITNESS WHEREOF, we have hereunto set my hand for ourselves and for our successors and assigns this 23rd day of April, 1993.


                                                      /s/ROBERT B. KITTREDGE
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Graham T. Allison                                     Robert B. Kittredge

/s/LAURENS MACLURE                                    /s/SANDRA O. MOOSE
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Laurens MacLure                                       Sandra O. Moose

/s/JAMES H. SCOTT                                     /s/JOSEPH E. TURLEY
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James H. Scott                                        Joseph E. Turley

/s/PETER S. VOSS                                      /s/HENRY L.P. SCHMELZER
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Peter S. Voss                                         Henry L. P. Schmelzer